Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S‑8 No. 333‑38011) pertaining to the 1997 Long‑Term Incentive Plan, 1997 Non‑Employee Director’s Stock Plan, and 1998 Employee Stock Purchase Plan of Comfort Systems USA, Inc.

(2)	Registration Statement (Form S‑8 No. 333‑44354) pertaining to the 2000 Incentive Plan of Comfort Systems USA, Inc.

(3)	Registration Statement (Form S‑8 No. 333‑138377) pertaining to the 2006 Equity Incentive Plan and 2006 Stock Options/SAR Plan for Non‑Employee Directors of Comfort Systems USA, Inc.

(4)	Registration Statement (Form S‑8 No. 333‑188302) pertaining to the Comfort Systems USA, Inc. 2012 Equity Incentive Plan.

(5)	Registration Statement (Form S‑8 No. 333‑221142) pertaining to the Comfort Systems USA, Inc. 2017 Omnibus Incentive Plan.

of our reports dated February 26, 2020, with respect to the consolidated financial statements of Comfort Systems USA, Inc. and the effectiveness of internal control over financial reporting of Comfort Systems USA, Inc., included in this Annual Report (Form 10‑K) of Comfort Systems USA, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young, LLP

Houston, Texas

February 26, 2020